Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION REPORTS STRONG RESULTS FOR

THE FIRST QUARTER 2006; TOTAL REVPAR INCREASED BY 15.5%;

COMPARABLE REVPAR INCREASED BY 21.2%

McLean, VA, May 4, 2006 – Highland Hospitality Corporation (NYSE: HIH), a lodging real estate investment trust, or REIT, today reported its financial results for the quarter ended March 31, 2006.

Consolidated Financial Results

For the first quarter 2006, the Company reported total revenue of $86.5 million and net income available to common stockholders of $3.7 million, or $.07 per diluted common share, compared to total revenue of $50.2 million and net income available to common stockholders of $4 thousand for the first quarter 2005. Funds from operations (FFO) available to common stockholders, which is defined as net income available to common stockholders plus depreciation and amortization, were $12.7 million, or $.24 per diluted common share, for the first quarter 2006, compared to $4.7 million, or $.12 per diluted common share, for the first quarter 2005. Earnings before interest, income taxes and depreciation and amortization (EBITDA) were $20.7 million, or $.39 per diluted common share, for the first quarter 2006, compared to $8.5 million, or $.21 per diluted common share, for the first quarter 2005. Included in net income available to common stockholders, FFO and EBITDA for the first quarter 2006 is a charge of approximately $1.1 million, or $.02 per diluted common share, for the write-off of deferred financing costs related to the extinguishment of the Company’s term loan facility.

“We are pleased with the continued strong performance of our portfolio during the first quarter,” said James L. Francis, Highland’s President and Chief Executive Officer. “Our comparable hotel performance exceeded both industry and segment averages reported by Smith Travel Research with a 21.2% RevPAR increase, of which approximately 60% of this increase came from ADR growth, translating into a margin expansion of approximately 500 basis points. Our renovated

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

and rebranded hotels were key contributors to these results, as their RevPAR increased by 33.3%.”

Both FFO available to common stockholders and EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Management believes that FFO available to common stockholders and EBITDA are key measures of a REIT’s financial performance and should be considered along with, but not as an alternative to, net income and net income available to common stockholders as a measure of the Company’s operating performance. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

Hotel Operating Performance

Included in the following table is a comparison of occupancy, average daily rate (ADR) and revenue per available room (RevPAR), the key operating metrics that the Company uses to assess the performance of its U.S. hotel properties, for the first quarter 2006 and 2005. The comparison does not include the operating results for the Barceló Tucancun Beach resort. Since eight of the Company’s hotels owned as of March 31, 2006 were acquired at various times in 2005 and 2006, the key operating metrics for those eight hotels reflect the operating results of the hotels under previous ownership for either a portion of, or the entire, first quarter 2005.

Key Operating Metrics	Quarter Ended March 31, 2006			Quarter Ended March 31, 2005
	Occ %	ADR	RevPAR	Occ %	ADR	RevPAR
U.S. Hotel Portfolio (25 hotels)	69.3%	$137.31	$95.21	66.4%	$124.16	$82.44
Comparable Hotel Portfolio (18 hotels) (1)	68.8%	$127.30	$87.63	64.3%	$112.48	$72.28

(1)	Includes hotel properties owned on January 1, 2005, as well as the Sheraton Annapolis hotel acquired on February 4, 2005.

For the first quarter 2006, RevPAR for the Company’s U.S. hotel portfolio increased 15.5% to $95.21, versus the same period in 2005. Occupancy increased by 2.9 percentage points to 69.3%, while ADR increased by 10.6% to $137.31. For the Company’s comparable hotel portfolio,

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

RevPAR increased 21.2% to $87.63, versus the same period in 2005. Occupancy increased by 4.5 percentage points to 68.8%, while ADR increased by 13.2% to $127.30.

For the first quarter 2006, the Company’s hotel properties contributed $86.5 million of total revenue and $24.5 million of hotel operating income. Included in the following table is a comparison of hotel operating income and hotel operating income margins for the first quarter 2006 and 2005. The comparison does not include the operating results for the Barceló Tucancun Beach resort. Since eight of the Company’s hotels owned as of March 31, 2006 were acquired at various times in 2005 and 2006, the hotel operating income and hotel operating income margins for those eight hotels reflect the operating results of the hotels under previous ownership for either a portion of, or the entire, first quarter 2005.

Hotel Operating Income and Margins	Quarter Ended March 31, 2006		Quarter Ended March 31, 2005
	$(1)	%(2)	$(1)	%(2)
U.S. Hotel Portfolio (25 hotels)	$24.5	28.4%	$18.3	24.4%
Comparable Hotel Portfolio (18 hotels) (3)	$16.4	26.9%	$11.2	22.0%

(1)	In millions

(2)	Percentage of hotel revenue

(3)	Includes hotel properties owned on January 1, 2005, as well as the Sheraton Annapolis hotel acquired on February 4, 2005.

For the first quarter 2006, hotel operating income for the Company’s U.S. hotel portfolio increased 34.5% to $24.5 million versus the same period in 2005 and hotel operating income margins increased by 4.0 percentage points to 28.4%. For the Company’s comparable hotel portfolio, hotel operating income increased 47.0% to $16.4 million versus the same period in 2005 and hotel operating income margins increased by 4.9 percentage points to 26.9%.

Acquisition Activity/Investment Outlook

On February 24, 2006, the Company acquired the 673-room Nashville Renaissance hotel in Nashville, Tennessee from Marriott International, Inc. for $77 million, plus customary closing

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

costs. Marriott International, Inc. will continue to manage the property under a long-term management agreement.

On March 15, 2006, the Company acquired the 240-room Melrose hotel in Washington, DC for $76 million, plus customary closing costs. Crestline Hotels & Resorts, Inc. will manage the property as an independent hotel under a long-term management agreement.

On March 16, 2006, the Company acquired the 585-room Pointe Hilton Tapatio Cliffs Resort & Lookout Mountain Golf Club in Phoenix, Arizona from Hilton Hotels Corporation for $85 million, plus customary closing costs. Hilton will continue to manage the property under a long-term management agreement.

Mr. Francis stated, “Our investment activity during the first quarter 2006 included three high-quality assets that are well-situated in strong markets and in high barrier-to-entry locations. Together, we expect these three assets will generate strong current yields and are poised for significant growth.”

Within the next 10 days, the Company expects to acquire the newly built 210-room Courtyard Gaithersburg Washingtonian Center hotel in Gaithersburg, Maryland, for $29 million, plus customary closing costs. The acquisition has been under a definitive agreement since June 2004, at which time the Company placed $8 million of the purchase price into escrow. Marriott International, Inc. will manage the property under a long-term management agreement.

Balance Sheet/Liquidity

On January 6, 2006, the Company closed on a $35 million fixed-rate mortgage loan secured by the 294-room Westin Princeton at Forrestal Village hotel. The seven-year loan was provided by Connecticut General Life Insurance Company (CIGNA) and bears interest at an annual fixed rate of 5.97%.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

On February 24, 2006, the Company closed on a three-year, $150 million unsecured revolving credit facility, which is led by Wells Fargo Bank, N.A., as Administrative Agent. The facility replaced the Company’s $100 million secured term loan facility, which was fully drawn at the time of closing. The interest rate for the new facility is based on grid pricing with a range of spreads between 150 and 225 basis points over LIBOR. Subject to certain conditions, the facility allows for a one-year extension, as well as an increase in the commitment to $200 million. As of March 31, 2006, $126 million was outstanding on the facility.

On March 13, 2006, the Company closed on a $52 million fixed-rate mortgage loan secured by the 673-room Nashville Renaissance hotel. The seven-year loan was provided by Connecticut General Life Insurance Company (CIGNA) and bears interest at an annual fixed rate of 6.11%.

On March 14, 2006, the Company completed an underwritten public offering of 7,300,000 shares of common stock. After deducting underwriting fees and offering expenses, the Company generated net proceeds of approximately $88.2 million.

As of March 31, 2006, the Company had $32.9 million of cash and cash equivalents and $18.2 million of restricted cash. Total assets were $1,277.1 million, including $1,156.6 million of net investment in hotel properties, long-term debt was $616.5 million, and stockholders’ equity was $613.3 million.

During the first quarter 2006, the Company generated $7.2 million of cash flow from operations, used $245.6 million in net investing activities, including $239.0 million in hotel acquisitions and $15.8 million in hotel capital expenditures, and obtained $206.5 million through net financing activities.

As of April 30, 2006, the Company had approximately $20 million of cash and cash equivalents and $24 million of remaining borrowing capacity under its revolving credit facility.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Dividend Update

During the first quarter 2006, the Company increased its quarterly common dividend to $.16 per share. The dividend, payable to the Company’s common stockholders of record as of March 31, 2006, was paid on April 14, 2006. On February 15, 2006, the Company paid its previously announced quarterly cash dividend of $.49219 per share of Series A Cumulative Redeemable Preferred Stock. On April 20, 2006, the Company declared a quarterly cash dividend of $.49219 per share of Series A Cumulative Redeemable Preferred Stock. The dividend will be paid on May 15, 2006 to holders of record on May 1, 2006. The level of future dividends payable to stockholders will continue to be determined by the Company’s quarterly operating results, general economic conditions, capital requirements and other operating trends.

Barceló Tucancun Beach Resort

The Barceló Tucancun Beach resort successfully completed its renovation and re-opened on April 22, 2006. The renovation project included repairs to the sea wall, lower levels of the building, including the lobby and restaurants, and resort pool and other exterior common areas, all of which were significantly damaged by Hurricane Wilma in October 2005.

The Company has comprehensive insurance coverage for both property damage and business interruption and continues to work with the insurance companies on the settlement of the property and business interruption claims, which it estimates to receive during the second quarter.

2006 Outlook

Based on the Company’s current hotel operating trends, investments and financings made in the first quarter, the status of the Company’s renovation and repositioning program, and the timing of the Barceló Tucancun Beach resort insurance claim, the Company now estimates that for the second quarter 2006:

•	Total revenues will range between $112 - $116 million;

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

•	Net income per diluted common share will range between $.15 - $.17(1);

•	FFO per diluted common share will range between $.32 - $.34(1); and

•	Corporate EBITDA will range between $32.8 - $34.1 million.

The Company also estimates that for the full year 2006:

•	Total revenues will range between $420 - $429 million;

•	Net income per diluted common share will range between $.31 - $.35(1);

•	Adjusted FFO per diluted common share(2) will range between $1.03 - $1.07(1); and

•	Corporate EBITDA will range between $103 - $106 million.

(1)	The weighted-average number of common shares outstanding used to determine net income per diluted common share, FFO per diluted common share and Adjusted FFO per diluted common share was approximately 59.5 million and 57.9 million for the second quarter 2006 and full year 2006, respectively.

(2)	Adjusted FFO per diluted common share is calculated as FFO available to common stockholders plus the write-off of deferred financing costs divided by the weighted-average number of common shares outstanding.

Mr. Francis stated, “Our second quarter and full-year estimates for 2006 reiterate our previously announced operating assumptions for our portfolio and adjust for the impact of our recent follow-on equity offering and subsequent acquisitions of the Melrose hotel and Hilton Tapatio Cliffs resort in March.”

Investor Conference Call and Simulcast

Highland Hospitality Corporation will conduct a conference call at 9:30 AM Eastern Time on Thursday, May 4, 2006, to discuss its first quarter 2006 financial results. The number to call for this interactive teleconference is 1 (800) 895-0198 (within the U.S.) and 1 (785) 424-1053 (for international calls). The conference I.D. is Highland. A playback will be available through June 4, 2006. To listen to a replay of the call, please call 1 (800) 283-4799 (within the U.S.) or 1 (402) 220-0860 (for international calls).

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

The Company will also provide an online simulcast and rebroadcast of the first quarter 2006 earnings conference call. The live broadcast of Highland’s quarterly conference call will be available at the Company’s website at www.highlandhospitality.com. The online replay will follow shortly after the call and will continue through August 2, 2006.

Highland Hospitality Corporation is a self-advised lodging real estate investment trust, or REIT, focused on hotel investment primarily in the United States. The Company currently owns 26 hotel properties with an aggregate of 8,200 rooms in 13 states, the District of Columbia and Mexico. Additional information can be found on the Company’s website at www.highlandhospitality.com.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, are intended to identify forward-looking statements, which include statements concerning our outlook for the hotel industry, acquisition plans, and our dividend policy. Such statements are based on current expectations, estimates, and projections about the industry and markets in which the Company operates, as well as management’s beliefs and assumptions and information currently available to us. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the Company’s actual financial condition, results of operation and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, the ability of the Company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the Company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the Company’s current and periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2006	December 31, 2005
ASSETS
Investment in hotel properties, net	$1,156,563	$910,532
Asset held for sale	3,000	3,000
Deposits on hotel property acquisitions	8,254	8,202
Cash and cash equivalents	32,929	64,761
Restricted cash	18,154	21,486
Accounts receivable, net	18,102	12,927
Prepaid expenses and other assets	35,609	31,401
Deferred financing costs, net	4,516	4,522

Total assets	$1,277,127	$1,056,831

LIABILITIES AND STOCKHOLDERS’ EQUITY
Long-term debt	$616,516	$494,799
Accounts payable and accrued expenses	30,588	23,163
Dividends/distributions payable	9,640	7,327
Other liabilities	2,366	2,718

Total liabilities	659,110	528,007

Minority interest in operating partnership	4,682	4,500
Commitments and contingencies
Preferred stock, $.01 par value; 100,000,000 shares authorized; Series A Cumulative Redeemable Preferred Stock; 3,200,000 shares issued and outstanding ($81,033 liquidation preference)	77,112	77,112
Common stock, $.01 par value; 500,000,000 shares authorized; 59,891,314 shares and 51,969,372 shares issued, respectively	599	519
Additional paid-in capital	572,767	477,876
Treasury stock, at cost; 171,322 shares and 160,992 shares, respectively	(1,894)	(1,772)
Cumulative dividends in excess of net income	(35,249)	(29,411)

Total stockholders’ equity	613,335	524,324

Total liabilities and stockholders’ equity	$1,277,127	$1,056,831

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2006	2005
REVENUE
Rooms	$57,107	$32,634
Food and beverage	25,131	15,661
Other	4,246	1,866

Total revenue	86,484	50,161

EXPENSES
Hotel operating expenses:
Rooms	12,356	7,908
Food and beverage	16,641	10,956
Other direct	1,572	1,006
Indirect	31,366	19,258

Total hotel operating expenses	61,935	39,128
Depreciation and amortization	8,933	4,708
Corporate general and administrative:
Stock-based compensation	791	773
Other	2,000	1,811

Total operating expenses	73,659	46,420

Operating income	12,825	3,741
Interest income	703	317
Interest expense	8,272	5,275
Loss on early extinguishment of debt	1,081	—
Foreign currency exchange gain	123	—

Income before income taxes and minority interest in operating partnership	4,298	(1,217)
Income tax benefit	1,047	1,219
Minority interest in operating partnership	(53)	2

Net income	5,292	4
Preferred stock dividends	(1,575)	—

Net income available to common stockholders	$3,717	$4

Net income per common share:
Numerator:
Net income available to common stockholders	$3,717	$4
Less: dividends on unvested restricted common stock	(53)	(86)

Net income available to common stockholders after dividends on unvested restricted common stock	$3,664	$(82)

Denominator:
Weighted average number of common shares outstanding - basic	52,944,557	39,376,737
Weighted average number of common shares outstanding - diluted	53,210,995	39,518,450
Net income per common share:
Basic	$0.07	$—
Diluted	$0.07	$—

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF FFO AND EBITDA

(in thousands, except per share data)

2006 AND 2005 RESULTS

The following table reconciles FFO available to common stockholders to net income available to common stockholders for the three months ended March 31, 2006 and 2005:

	Three Months Ended March 31,
	2006	2005
Net income available to common stockholders	$3,717	$4
Adjustment: Depreciation and amortization	8,933	4,708

FFO available to common stockholders	$12,650	$4,712

FFO per common share:
Basic	$0.24	$0.12
Diluted	$0.24	$0.12

The following table reconciles EBITDA to net income for the three months ended March 31, 2006 and 2005:

	Three Months Ended March 31,
	2006	2005
Net income	$5,292	$4
Adjustments: Depreciation and amortization	8,933	4,708
Interest expense	8,272	5,275
Interest income	(703)	(317)
Income tax benefit	(1,047)	(1,219)

EBITDA	$20,747	$8,451

EBITDA per common share:
Basic	$0.39	$0.21
Diluted	$0.39	$0.21

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF FFO AND EBITDA

(in thousands, except per share data)

2006 GUIDANCE

The following table reconciles FFO available to common stockholders to net income available to common stockholders for the second quarter 2006:

	Second Quarter 2006
	Low	High
Net income available to common stockholders	$8,694	$9,907
Adjustment: Depreciation and amortization	10,364	10,364

FFO available to common stockholders	$19,058	$20,271

FFO per diluted common share (1)	$0.32	$0.34

The following table reconciles Adjusted FFO available to common stockholders to net income available to common stockholders for the full year 2006:

	Full Year 2006
	Low	High
Net income available to common stockholders	$17,893	$20,210
Adjustment: Depreciation and amortization	40,674	40,674

FFO available to common stockholders	58,567	60,884
Adjustment: Write-off of deferred financing costs	1,081	1,081

Adjusted FFO available to common stockholders	$59,648	$61,965

Adjusted FFO per diluted common share (1)	$1.03	$1.07

The following tables reconciles EBITDA to net income for the second quarter 2006 and full year 2006:

	Second Quarter 2006
	Low	High
Net income	$10,269	$11,482
Adjustments: Depreciation and amortization	10,364	10,364
Interest expense	10,164	10,164
Interest income	(165)	(165)
Income tax expense	2,183	2,266

EBITDA	$32,815	$34,111

	Full Year 2006
	Low	High
Net income	$24,193	$26,510
Adjustments: Depreciation and amortization	40,674	40,674
Interest expense	39,047	39,047
Interest income	(1,439)	(1,439)
Income tax expense	1,157	1,180

EBITDA	$103,632	$105,972

(1)	the weighted-average number of common shares outstanding used to determine FFO per diluted common share and Adjusted FFO per diluted common share was approximately 59.5 million and 57.9 million for the second quarter 2006 and full year 2006, respectively.